EXHIBIT 10.2


                   FIRST AMENDMENT TO CREDIT AGREEMENT


          FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of April 24, 1998, among R&B FALCON CORPORATION, a Delaware corporation ("Holdings"), R&B FALCON DRILLING (INTERNATIONAL & DEEPWATER) INC. (f/k/a Reading & Bates Corporation), a Delaware corporation
("R&BFD"), READING & BATES DRILLING CO., an Oklahoma corporation ("Parent"), RB DEEPWATER EXPLORATION III INC., a Nevada corporation (the "Borrower"), the various lending institutions party to the Credit Agreement referred to below (each, a "Bank" and, collectively, the "Banks"), CREDIT LYONNAIS NEW YORK BRANCH, as Syndication Agent and CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH, as Administrative Agent for the Banks (the "Agent"). All capitalized terms used herein and not otherwise defined shall have the meanings provided such terms in the Credit Agreement.


                          W I T N E S S E T H :


          WHEREAS, R&BFD, Parent, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of February 24, 1998 (as amended to date, the "Credit Agreement"); and

          WHEREAS, the parties thereto and hereto wish to amend the Credit Agreement as herein provided;

          NOW, THEREFORE, it is agreed:

I.  Amendments to Credit Agreement.

          1.   The preamble of the Credit Agreement is hereby amended  by
(i) deleting the reference therein to "READING & BATES CORPORATION ("Holdings"), a Delaware corporation, READING & BATES DRILLING CO. ("Parent"), an Oklahoma corporation" and inserting a reference to "R&B FALCON CORPORATION ("Holdings"), as assignee to the rights and obligations of Reading & Bates Corporation and Reading & Bates Drilling Co." in lieu thereof.

          2. Section 2.01(a) of the Credit Agreement is hereby amended by deleting the reference therein to 0.20% and inserting a reference to 0.25% in lieu thereof.

          3. Section 7 of the Credit Agreement is hereby amended by deleting Sections 7.01 through 7.12, inclusive, thereof in their entirety and inserting the following new Sections 7.01 through 7.12 in lieu thereof:

          7.01. Indebtedness. Holdings will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

               (a)  Indebtedness created hereunder;

               (b) Indebtedness existing on the First Amendment Effective Date and set forth in Annex 7.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

               (c) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

               (d) Permitted Project Debt other than the Indebtedness created hereunder;

               (e)   Indebtedness  created under the  R&B  Falcon  Credit
          Agreement in an aggregate principal amount not to exceed $500,000,000; and

               (f) other Indebtedness in an aggregate principal amount not exceeding $30,000,000 at any time outstanding; provided that the aggregate principal amount of Indebtedness of the Borrower's Subsidiaries permitted by this clause (f) shall not exceed $5,000,000 at any time outstanding.

          7.02. Liens. Holdings will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

               (a)  Permitted Encumbrances;

               (b) any Lien on any property or asset of Holdings or any Subsidiary existing on the First Amendment Effective Date hereof and set forth in Annex V; provided that (i) such Lien shall not apply to any other property or asset of Holdings or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

               (c) any Lien (including, without limitation, Liens hereunder) on the Deepwater Pathfinder, Deepwater Frontier, and Drillship III or related contracts to secure the respective Permitted Project Debt incurred to construct such vessel; and

               (d) Liens on fixed or capital assets acquired, leased, constructed or improved by Holdings or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (d) of Section 7.01 but the aggregate principal amount of such Indebtedness secured shall not exceed $20,000,000 at any time outstanding, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or lease or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of Holdings or any Subsidiary.

          7.03. Fundamental Changes. (a) Holdings will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or any of the stock of or voting rights with respect to any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary other than the Borrower may merge into Holdings in a transaction in which Holdings is the surviving corporation, (ii) any Subsidiary other than the Borrower may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary other than the Borrower may sell, transfer, lease or otherwise dispose of its assets to Holdings or to another Subsidiary, (iv) any Subsidiary other than the Borrower may liquidate or dissolve if Holdings determines in good faith that such liquidation or dissolution is in the best interests of Holdings and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted and (v) Hold ings may merge with another Person if (A) Holdings is the successor or survivor of such merger transaction and (B) Moody's and S&P shall have affirmed in writing that such transaction will not impair
     Holdings' implied senior debt rating as such debt rating is in effect immediately prior to the announcement of such merger transaction.

          (b) Holdings will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by Holdings and its
     Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

          7.04. Investments, Loans, Advances, Guarantees and Acquisitions. Holdings will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire any capital stock, evi dences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

               (a)  Permitted Investments;

               (b) investments by Holdings or by any Subsidiary in the capital stock of its Subsidiaries;

               (c) loans or advances made by Holdings to any Subsidiary and made by any Subsidiary to Holdings or any other Subsidiary; and

               (d) investments by Holdings and/or any Subsidiary in the aggregate not to exceed 10% of Holdings' consolidated Tangible Net Worth.

          7.05. Hedging Agreements. Holdings will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which Holdings or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

          7.06. Restricted Payments. Holdings will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) Holdings may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (b) Subsidiaries other than the Borrower may declare and pay dividends ratably with respect to their capital stock and (c) Holdings may make Restricted Payments pursuant to and in accordance with stock option plans or other benefits plans for management or employees of Holdings and its Subsidiaries.

          7.07. Transactions with Affiliates. Holdings will not, will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to Holdings or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among Holdings and its wholly-owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 7.06.

          7.08. Restrictive Agreements. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to
     Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof and contained in the Indenture or identified on Annex 7.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this
     Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

          7.09. Tangible Net Worth. Holdings will not permit at any time its Tangible Net Worth to be less than $600,000,000 plus (i) 50% of its cumulative Consolidated Net Income, if positive, for the period from April 1, 1998 through the date of calculation, plus (ii) 100% of any equity issued by Holdings after April 24, 1998.

          7.10. EBITDA Leverage Ratio. Holdings will not permit its EBITDA Leverage Ratio as of the end of any fiscal quarter of Holdings (calculated quarterly at the end of each fiscal quarter) to be greater than the amount set forth in the table below on the appli cable date. For the purposes of this Section 7.10, "EBITDA Leverage Ratio" shall mean the ratio of (i) difference of Funded Debt minus cash and cash equivalents of Holdings on a consolidated basis to
     (ii) EBITDA for the four fiscal quarters ending on such date; provided that (A) EBITDA for the period ending on June 30, 1998 shall equal the product of EBITDA for the six-month period ending on such date times 2 and (B) EBITDA for the period ending on September 30, 1998 shall equal the product of EBITDA for the nine-month period ending on such date times 1.33.
                                          EBITDA
               Period                  Leverage Ratio
               6/30/98 thru 6/30/99       3.00x
               7/1/99  thru 12/31/99      2.50x
               1/1/00  and thereafter     2.00x

          7.11. Sale of Properties. Holdings will not, and will not permit any Subsidiary to, sell, assign, convey or otherwise transfer any properties or assets except for (i) the sale of inventory in the ordinary course of business; (ii) the sale or transfer of equipment or other property or assets that is no longer necessary for the business of Holdings or such Subsidiary or is replaced by equipment or other property or assets of at least comparable value and use and
     (iii) sales of properties and assets which shall not exceed $50,000,000 in the aggregate in any fiscal year.

          7.12. Amendments to Material Agreements. Holdings will not modify or amend the terms of the Indenture as in existence on the date of this Agreement or any documents described on Schedule 7.12 without the consent of the Required Banks, if the effect of such modification or amendment would be to the material detriment of the Banks.

          4. Section 9 of the Credit Agreement is hereby further amended by deleting the following definitions in their entirety:

          Approved Bank
          Approved Company
          Arcade
          Authorized Officer
          Capital Lease
          Capital Lease Obligations
          Cash Equivalents
          Change of Control
          Consolidated Capital Expenditures
          Consolidated Current Assets
          Consolidated Current Liabilities
          Consolidated EBIT
          Consolidated EBITDAR
          Consolidated Funded Indebtedness
          Consolidated Interest Expense
          Consolidated Net Income
          Consolidated Net Worth
          Consolidated Rent Expense
          Construction Contract
          Contingent Obligations
          Credit Party
          Dividends
          Eurodollar Margin
          Guarantor
          Guaranty
          Holdings
          Holdings Convertible Debentures
          Parent Guarantors
          Refundment Guaranty

          5. Section 9 of the Credit Agreement is hereby further amended by inserting in the appropriate alphabetical order the following new definitions:

          "Authorized Officer" shall mean any officer of Holdings or the Borrower designated as such in writing to the Administrative Agent by Holdings or the Borrower.

          "Bonds" shall mean the Senior Unsecured Notes of R&B Falcon Corporation issued pursuant to the Indenture.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change of Control" means (a) at any time Holdings shall cease to own directly or indirectly, 100% of the capital stock of the Borrower; (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings; (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither (i) nominated by the board of directors of Holdings nor (ii) appointed by directors so nominated; or (d) the acquisition of direct or indirect Control of Holdings by any Person or group.

          "Consolidated Net Income" shall mean with respect to Holdings and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of Holdings and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which Holdings or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of Holdings and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to Holdings or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (iv) any extraordinary gains, including gains attributable to property sales not in the ordinary course of business; and (v) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or writedowns of assets; and further provided, that there shall be added to such net income (to the extent otherwise deducted therefrom) any extraordinary losses.

          "Consolidated Subsidiaries" shall mean each Subsidiary of Holdings (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of Holdings in accordance with GAAP.

          "Construction  Contract"   shall  mean  the  Contract  for  the
     Construction and Sale of a 103,000 Metric Tons Displacement Drillship (Hull No. 1255) dated September 5, 1997, between Reading & Bates Drilling Co., Samsung Heavy Industries Co., Ltd. and Samsung Corporation, together with any ancillary documents related thereto, as assigned by Parent to the Borrower.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or polices of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Credit Party" shall mean (i) prior to the First Amendment Effective Date, R&BFD, Parent, the Borrower, Reading & Bates Exploration Co., Reading & Bates (A) Pty., Ltd., Reading and Bates Borneo Drilling Co., Ltd., Reading & Bates Offshore, Limited and RB Rig Corporation and (ii) after the First Amendment Effective Date, R&B Falcon Corporation and the Borrower.

          "Deepwater Frontier" means the drillship being constructed for a joint venture on the date of this Agreement in which Holdings indirectly owns a 60% interest.

          "Deepwater Pathfinder" means the drillship being constructed for a joint venture on the date of this Agreement in which Holdings indirectly owns a 50% interest.

          "EBITDA" shall mean, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, taxes, depreciation, depletion and amortization.

          "Eurodollar Margin" shall mean a percentage equal 0.75% per annum.

          "First Amendment" shall mean the First Amendment to this Agreement, dated as of April 24, 1998.

          "First   Amendment  Effective  Date"  shall  have  the  meaning
     provided in paragraph II.5. of the First Amendment.

          "Funded Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all Capital Lease Obligations of such Person, (d) all Hedging Obligations of such Person, (e) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (f) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (g) all obligations, contingent or otherwise, of such Person guaranteeing, indemnifying or having the economic effect of guaranteeing any of the above described Funded Debt of another Person. The Funded Debt of any Person shall include the Funded Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Funded Debt provide that such Person is not liable therefor. Funded Debt shall expressly exclude Permitted Project Debt.

          "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

          "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guarantor" shall mean R&B Falcon Corporation.

          "Guaranty"  shall  mean the Guaranty of  Holdings  pursuant  to
     Section 12.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Hedging Obligations" of any person means the net obligation (not the notional amount) of such Person pursuant to any Hedging Agreement.

          "Holdings" shall mean (i) for all purposes prior to the First Amendment Effective Date and with respect to all references to Holdings which refer to dates prior to the First Amendment Effective Date, R&BFD and (ii) for all purposes after the First Amendment
     Effective Date other than references to Holdings which refer to dates prior to the First Amendment Effective Date, R&B Falcon Corporation.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all Synthetic Lease Obligations of such Person, (j) all Hedging Obligations of such Persons, (k) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (l) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indenture" shall mean the Indenture, dated as of April 14, 1998, between R&B Falcon Corporation, as Issuer, and Chase Bank of Texas, National Association, as Trustee, providing for the issuance of $1,100,000,000 of Senior Unsecured Notes and all renewals, extensions and modifications thereof permitted by the terms of this Agreement.

          "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of Holdings that is not guaranteed by any other Person or subject to any other credit enhancement.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Moody's" means Moody's Investors Service, Inc.

          "Parent" shall mean Reading & Bates Drilling Co., an Oklahoma corporation.

          "Permitted Encumbrances" means:

               (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and by appropriate proceedings for which adequate reserves with respect thereto, in accordance with GAAP, have been established;

               (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, maritime and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings for which adequate reserves with respect thereto, in accordance with GAAP, have been established;

               (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

               (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

               (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 8.08;

               (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Holdings or any Subsidiary; and

               (g) any interest or title of a lessor or charterer under any lease or charter between Holdings and any Subsidiary or between any of its Subsidiaries or as otherwise permitted hereunder;

     provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "Permitted Investments" means:

               (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

               (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

               (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

               (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

          "Permitted Project Debt" means Indebtedness (including, without limitation, or duplication, the Guarantee of any such Indebtedness by Holdings) incurred in connection with the construction of
     Deepwater Pathfinder, Deepwater Frontier and Drillship III (including, without limitation, the Loans) by the respective joint venture or Subsidiary owning such vessel not to exceed $375,000,000 in the aggregate and all extensions, renewals and replacements of any such Indebtedness by the primary obligor thereof that do not increase the outstanding principal amount thereof.

          "Prior Indebtedness" means the Funded Debt of Holdings on the date of the R&B Falcon Credit Agreement, excluding the Indebtedness created under this Agreement and the Indebtedness evidenced by the Bonds.

          "R&B Falcon Credit Agreement" shall mean the Credit Agreement, dated as of April 24, 1998, by and among R&B Falcon Corporation, the lenders party thereto and The Chase Manhattan Bank, as Administrative Agent.

          "Refundment Guaranty" shall mean the Letter of Refundment Guaranty, dated as of September 12, 1997, issued by The Import-Export Bank of Korea in favor of Parent to support the obligations of Samsung under the Construction Contract, as assigned by Parent to the Borrower.

          "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of Holdings or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of Holdings or any option, warrant or other right to acquire any such shares of capital stock of Holdings.

          "S&P" means Standard & Poor's.

          "Synthetic Lease Obligations" of any Person means the aggregate obligations of such Person under each lease or a guaranty of such lease which requires such Person to make payments of rent or other amounts over the term of such lease, including payments at termination, which are more than seventy percent (70%) but less than ninety percent (90%) of the purchase price of the Property subject to such lease but excluding interest at an imputed rate of interest.

          "Tangible Net Worth" means without duplication in accordance with GAAP the sum of (i) the total amount of capital stock of Holdings, (ii) preferred stock, (iii) paid-in capital, and (iv) retained earnings minus the sum of (i) patents, patent applications, trademarks, service marks, copyrights, and trade names and (ii) goodwill and all other intangibles.

          6. The Credit Agreement is hereby further amended by (i) deleting Annex V thereto in its entirety and inserting Annex V attached hereto in lieu thereof and (ii) by inserting immediately following Annex VI thereto Annexes 7.01 and 7.08 attached hereto.

          7. On and after the First Amendment Effective Date, Parent is hereby released from all obligations under and in respect of the Guaranty contained in Section 12 of the Credit Agreement, provided that, in consideration thereof, Holdings shall agree to assume, and does hereby unconditionally assume for itself, all of Parent's obligations under and in respect of, the Guaranty contained in Section 12 of the Credit Agreement.

          8. On and after the First Amendment Effective Date, the Subsidiary Guaranty, dated as of February 24, 1998, executed in connection with the Credit Agreement (the "Subsidiary Guaranty") is hereby terminated and the guarantee of each party to such Subsidiary Guaranty is hereby released.

          9. On and after the First Amendment Effective Date, the Security Agreement shall be amended pursuant to an assignment and consent in the form attached hereto as Exhibit A (the "Assignment and Consent").


II  Miscellaneous Provisions.

          1. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that:

          (a) no Default or Event of Default exists as of the First Amendment Effective Date both before and after giving effect to this Amendment; and

          (b) except as may be expressly modified by this Amendment, all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the First Amendment Effective Date both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

          2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

          4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          5. This Amendment shall become effective on the date (the "First Amendment Effective Date") when the following conditions have been met to the satisfaction of the Agent and the Required Banks (determined immediately after the occurrence of the First Amendment Effective Date):



          (i) the Agent shall have received from R&B Falcon Corporation certified copies of resolutions of the Board of Directors or statements of unanimous written consent in lieu thereof of R&B
     Falcon Corporation with respect to the matters set forth in this Amendment and such resolutions shall be satisfactory to the Agent;

          (ii) (x) Parent shall have assigned all of its right, title and interest in and to the Construction Contract and the Refundment
     Guaranty to the Borrower pursuant to an assignment in form and substance satisfactory to the Administrative Agent, which assignment shall have been duly delivered to the Administrative Agent and (y) Parent and the Borrower shall have duly authorized, executed and delivered the Assignment and Consent;

          (iii) the Borrower shall have paid to the Agent and the Banks all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Agent and the Banks to the extent then due;

          (iv) all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to the Agent and the Required Banks, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings or governmental approvals, if any, which the Agent may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities;

          (v) each of R&B Falcon Corporation, R&BFD, Parent, the Borrower and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent at its Notice Office; and

          (vi) the Agent shall have received, and shall be satisfied with both the form and substance of, an opinion of Wayne Hillin, counsel to R&B Falcon Corporation, Parent and the Borrower, with respect to the matters contemplated by the First Amendment.

Unless the Agent has received actual notice from any Bank that the conditions contained above have not been met, upon the satisfaction of the condition described in clause (v) of the immediately preceding sentence and upon the Agent's good faith determination that the other conditions described above have been met, the First Amendment Effective Date shall be deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the First Amendment Effective Date shall not release Holdings or the Borrower from any liability for failure to satisfy one or more of the applicable conditions specified above). The Agent will give the Borrower and each Bank prompt notice of the occurrence of the First Amendment Effective Date.

          6. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

                         *          *          *


          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

                              R&B FALCON CORPORATION

                              By:______________________________
                                    Title:

                              R&B FALCON DRILLING (INTERNATIONAL &
                              DEEPWATER) INC. (f/k/a Reading & Bates
                              Corporation)

                              By:______________________________
                                    Title:

                              READING & BATES DRILLING CO.

                              By:______________________________
                                    Title:

                              RB DEEPWATER EXPLORATION III INC.

                              By:______________________________
                                    Title:

                              CHRISTIANIA BANK OG KREDITKASSE, NEW YORK
                              BRANCH, Individually and as Agent

                              By:______________________________
                                    Title:

                              By:______________________________
                                    Title:

                              CREDIT LYONNAIS NEW YORK BRANCH,
                              Individually and as Syndication Agent

                              By:______________________________
                                    Title:

                              SKANDINAVISKA ENSKILDA BANKEN AB (Publ.)

                              By:______________________________
                                    Title:

                              By:______________________________
                                    Title:

                              CREDIT AGRICOLE INDOSUEZ

                              By:______________________________
                                    Title:

                              BANK OF NOVA SCOTIA

                              By:______________________________
                                    Title:


                                                                ANNEX V

                                LIENS

     1. Mortgage of a Ship dated September 8, 1995 between Reading & Bates (Caledonia) Limited, a subsidiary of R&B, and BP
          Exploration Operating Company Limited, in connection with item 6 in Annex IV.

     2. Mortgage of a Ship dated September 8, 1995 between Reading & Bates (Caledonia) Limited, a subsidiary of R&B, and Britoil plc., in connection with item 6 in Annex IV.

     3. Deed of Covenant dated September 8, 1995 between Reading & Bates (Caledonia) Limited, a subsidiary of R&B, and BP Exploration Operating Company Limited, in connection with item 6 in Annex IV.

     4. Deed of Covenant dated September 8, 1995 between Reading & Bates (Caledonia) Limited, a subsidiary of R&B, and Britoil Public Limited Company in connection with item 6 in Annex IV.

     5. First Naval Mortgage on the "SEILLEAN" dated December 14, 1996 between TRB Holding Corporation in favor of Nissho Iwai Europe PLC, in connection with item 12 in Annex IV.

     6. Collateral Assignment of Deposit Account, Pledge and Security Agreement dated December 14, 1996 with respect to the "SEILLEAN" between TRB Holding Corporation and Nissho Iwai Europe PLC, in connection with item 12 in Annex IV.

     7. Assignment of Insurances dated December 14, 1996 with respect to the "SEILLEAN" between TRB Holding Corporation and Reading & Bates (U.K.) Limited and Nissho Iwai Europe PLC, in connection with item 12 in Annex IV.

     8. Vessel mortgage dated July 25, 1994 by Falcon in favor of Diamond Services Corporation with respect to one of Falcon's barge rigs, in connection with item 13 in Annex IV.

     9. Texas and Louisiana UCC-1 Financing Statements filed July 2, 1994 in favor of Diamond Services Corporation with respect to two of Falcon's barge rigs, in connection with item 13 in Annex IV.

     10.  First   Preferred  Mortgage  on  the  vessel  "Coastal  Golden"
          (Peregrine VI) in favor of Coastal Capital Corporation, in connection with item 14 in Annex IV.

     11.  Liens - BSI Assets, in connection with item 15 in Annex IV.


                                                                ANNEX 7.01

                          EXISTING INDEBTEDNESS

For purposes of this schedule only "Falcon" means Falcon Drilling Company, Inc. and "R&B" means Reading & Bates Corporation.

     1. Indenture relating to R&B's 8% Senior Subordinated Convertible Debentures due 1998 dated as of August 29, 1989, as supplemented, between R&B and IBJ Schroder Bank & Trust Company, as Trustee (outstanding principal amount - $18,494,500).

     2. Indenture dated as of January 15, 1994, between Falcon and Texas Commerce Bank National Association, as Trustee, relating to Falcon's 9-3/4% senior notes and guaranteed by certain subsidiaries of Falcon (outstanding principal amount - $5,250,000).

     3. Floating Rate Senior Note Purchase Agreement, dated as of February 23, 1994, by and between Falcon and Crescent/Mach I Partners, L.P., and guaranteed by certain subsidiaries of Falcon (outstanding principal amount - $9,000,000).*

     4. Indenture dated as of March 1, 1996, between Falcon and Bank One, Texas, N.A., as trustee, relating another series of Falcon's senior notes (outstanding principal amount - $345,000).

     5. Indenture dated as of April 14, 1998 between R&B Falcon Corporation and Chase Bank of Texas, National Association, as Trustee (outstanding principal amount - $1,100,000,000).

     6. Agreement for the sale and purchase of Semi-Submersible Emergency Support Vessel Iolair dated September 8, 1995 between BP Exploration Operating Company Limited and Reading & Bates (Caledonia) Limited, a subsidiary of R&B (outstanding principal amount - $7,500,000).

     7. Performance Guarantee dated September 8, 1995 by R&B in favor of BP Exploration Operating Company Limited, in connection with item 6 above.

     8. Performance Guarantee dated September 8, 1995 by R&B in favor of Britoil plc, in connection with item 6 above.

     9. Initial Services Agreement dated September 8, 1995 between Britoil Public Limited Company and Reading & Bates (Caledonia) Limited, a subsidiary of R&B, in connection with item 6 above.

     10. Heads of Agreement for the provision of Vessel Services dated September 8, 1995 between Britoil Public Limited Company, Reading & Bates (Caledonia) Limited, a subsidiary of R&B, and R&B, in connection with item 6 above.

     11. Letter of Credit Agreement dated December 30, 1996 between R&B, as guarantor, Reading & Bates Drilling Co., and Christiana Bank og Kreditkasse, New York Branch ($20,000,000 facility).

     12. Loan Agreement dated as of December 14, 1996 among TRB Holding Corporation, Reading & Bates (U.K.) Limited and Nissho Iwai Europe PLC (outstanding principal amount - $24,774,244).

     13.  Two  promissory notes dated June 30, 1994 payable by subsidiary
          of Falcon to  Diamond    Services   Corporation    (outstanding
          principal amount - $536,646).

     14. Secured promissory note dated January 1997 payable by Falcon to Coastal Capital Corporation (outstanding principal amount - $6,390,000).*

     15.  Four  promissory  notes payable by a subsidiary  of  Falcon  to
          First   National   Bank  of  Commerce  (outstanding   aggregate
          principal amount - $6,958,378).*

     16. Undertaking dated September 30, 1997 by Reading & Bates Drilling Co. to Arthur Andersen with respect to Reading & Bates (U.K.) Limited with respect to the continuance of its business.

     17. Indemnification Agreement by R&B in favor of Conoco Development Company with respect to equity contributions by a subsidiary of R&B required under the Liability Company Agreement dated October 28, 1996 between Conoco Development Company and RB Deepwater Exploration Inc.

     18. Indemnification Agreement by R&B in favor of Conoco Development II Inc. with respect to equity contributions by a subsidiary of R&B required under the Liability Company Agreement dated April 30, 1997 between Conoco Development II Inc. and RB Deepwater Exploration II Inc.

     19. Guaranty by R&B and certain of its subsidiaries in favor of Bank of America National Trust and Savings Association, National Westminster PLC, New York Branch and certain other lending institutions party to the Credit Agreement dated as of November 10, 1997 among Deepwater Drilling II L.L.C. and those institutions.

____________________________
* To be repaid on or before June 30, 1998


                                                                ANNEX 7.08


                         RESTRICTIVE AGREEMENTS

     1.   R&B Falcon Credit Agreement.

     2. Letter of Credit Agreement dated as of December 30, 1996 between R&B, Reading & Bates Drilling Co., and Christiana Bank og Kreditkasse, New York Branch.

     3. Indenture dated as of January 15, 1994, between Falcon and Texas Commerce Bank National Association, as Trustee, with respect to Falcon's 9-3/4% senior notes (outstanding principal amount - $5,250,000).

     4. Floating Rate Senior Note Purchase Agreement, dated as of February 23, 1994, by and between Falcon and Crescent/Mach I Partners, L.P., including a form of Note (outstanding principal amount - $9,000,000).

     5. Indenture dated as of March 1, 1996, between Falcon and Bank One, Texas, N.A., as trustee, with respect to another series of Falcon's senior notes (outstanding principal amount - $345,000).

     6.   First   Preferred  Mortgage  on  the  vessel  "Coastal  Golden"
          (Peregrine VI) in favor of Coastal Capital Corporation, in connection with item 14 in Annex 7.01.

     7. Loan Agreement dated January 17, 1991 between Falcon Drilling Company, Inc. and Coastal Capital Corporation, in connection with item 14 in Annex 7.01.

     8. Credit and Sale Agreement dated June 30, 1994 between Diamond Services Corporation and Eilert-Olsen Investments, Inc., in connection with item 13 in Annex 7.01.

     9.   First  Preferred  Mortgage dated July 25,1994  by  Eilert-Olsen
          Investments,   Inc.   to  Diamond  Services   Corporation,   in
          connection with items 13 in Annex 7.01.

     10.  BSI, in connection with item 15 in Annex 7.01.